Exhibit 99

TITAN INTERNATIONAL, INC. ELECTS DIRECTORS AND OFFICERS

QUINCY, Ill. - May 14, 2009 - Titan International, Inc. (NYSE: TWI) held on May 14, 2009, its annual meeting of stockholders.
At Titan’s annual meeting of stockholders, Erwin H. Billig and Anthony L. Soave were elected by the stockholders to serve as directors for a three-year term. Titan stockholders also voted to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2009.
Titan’s Board of Directors met at the stockholders meeting and re-elected Maurice M. Taylor Jr. as chairman and chief executive officer (CEO), Erwin H. Billig as vice chairman, Kent W. Hackamack as vice president of finance and treasurer and Cheri T. Holley as vice president and secretary.
Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles) applications. For more information, visit www.titan-intl.com.

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